Exhibit 99(a)

KEYCORP STUDENT LOAN TRUST 1999-A
CERTIFICATEHOLDERS’ STATEMENT
pursuant to Section 5.07(b) of Sale and Servicing
Agreement (capitalized terms used herein are defined in Appendix A thereto)

Distribution Date: March 28, 2005

(i)	Amount of principal being paid or distributed:

(a)	Certificates	(1)	$0.00

		(2)	( $-,	per $1,000 original principal amount of the Certificates)

(ii)	Amount of interest being paid or distributed on:

(a)	Certificates	(1)	$288,512.34	3.2987500% (Based on 3-Month LIBOR)

		(2)	( $0.0000083,	per $1,000 original principal amount of the Certificates)

(b)	(1) 3 Mo. Libor for the reporting period from the previous Distribution Date was: 1.9500000%
	(2) The Student Loan Rate was: Not Applicable

(iii)	Amount of Certificateholders’ Interest Index Carryover being paid or distributed (if any) and amount remaining (if any):

(a)	Distributed:	(1)	$0.00

		(2)	( $-,	per $1,000 original principal amount of the Certificates)

(b)	Balance:	(1)	$—

		(2)	( $-,	per $1,000 original principal amount of the Certificates)

(iv)	Pool Balance at end of related Collection Period: $288,675,353.38

(v)	After giving effect to distributions on this Distribution Date:

	(a)	(1)	Certificate Balance:			$34,600,000.00

		(2)	Certificate Pool Factor:			1.00000000

(vi)	(a)	(1)	Amount of Servicing Fee for related Collection Period:			$309,479.89

		(2)	$8.9445055, per $1,000 original principal amount of the Notes.

	(b)	Amount of Excess Servicing Fee being distributed and remaining balance (if any):
		(1)	Distributed:		$0.00

				$	- ,	per $1,000 original principal amount of the Certificates)

		(2)	Balance:		$0.00

				$	- ,	per $1,000 original principal amount of the Certificates)

	(c)	Amount of Administration Fee for related Collection Period: $3,000.00
					$0.0867052,	per $1,000 original principal amount of the Certificates)

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(vii)	(a)	Aggregate amount of Realized Losses (if any) for the related Collection Period: $57.81

(b)	Delinquent Contracts	# Disb.	%	$ Amount	%
	30-60 Days Delinquent	521	1.94%	$7,276,710	2.74%
	61-90 Days Delinquent	349	1.30%	$4,893,960	1.85%
	91-120 Days Delinquent	180	0.67%	$2,480,439	0.94%
	More than 120 Days Delinquent	252	0.94%	$3,795,724	1.43%

	TOTAL	1,404	5.24%	$19,308,828	7.28%

(viii)	Amount in the Reserve Account: $1,297,500.00

(ix)	(a) Cumulative TERI Claims Ration as of Distribution Date 8.92%
(b) TERI Trigger Event has not occurred.

3/18/05 8:59 AM	T:\INVRPT\1999A\INVMODEL\2005\[1999A 02 2005.xls]Qrtr Forms

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